UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) or (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

BioTime, Inc.
(Exact name of registrant as specified in its charter)

California	94-3127919
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

1301 Harbor Bay Parkway
Alameda, California	94502
(Address of Principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered Common Share Purchase Warrants	Name of each exchange on which each class is to be registered NYSE MKT

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. : ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:  333-187710.

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

Item 1.	Description of Registrant's Securities to be Registered.

The description of the Registrant's Common Share Purchase Warrants is incorporated by reference to the Prospectus contained in Registrant's Registration Statement on Form S-3, No. 333-187710 and Amendment No. 1 thereto filed with the Commission on April 3, 2013 and August 13, 2013, respectively.  Any prospectus filed under Rule 424(b) under the Securities Act with respect to such Registration Statement shall be deemed to be incorporated by reference into this registration statement.

Item 2.	Exhibits.

1.	A copy of the certificate for the security being registered is included as part of Exhibit 4.2 to Registrant's Registration Statement on Form S-3, No. 333-187710, filed with the Commission on April 3, 2013, 2013, which exhibit is incorporated herein by reference.

2.	A copy of the form of Warrant Agreement for the security being registered is included as Exhibit 4.2 to Registrant's Registration Statement on Form S-3, No. 333-187710, filed with the Commission on April 3, 2013, which exhibit is incorporated herein by reference.

3.	Articles of Incorporation, as amended are included as Exhibit 3.1 to Registrant’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2013, filed with the Commission on August 9, 2013, which exhibit is incorporated herein by reference.

4.	Bylaws, as amended, are included as Exhibit 3(c) to Registrant's Registration Statement on Form S-1, No. 33-48717 and Post-Effective Amendment No. 1 thereto, filed with the Securities and Exchange Commission on June 22, 1992 and August 27, 1992, respectively, which exhibit is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: September 23, 2013	BioTime, Inc.

	By	Robert W. Peabody
Robert W. Peabody
Sr. Vice President and
Chief Financial Officer